UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 29, 2004

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA
(Address of principal executive offices)

94404
(Zip Code)

(650) 574-3000
(Registrant’s telephone number, including area code)

ITEM 7.                                                     FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit Number	Description

99.1	Press Release, issued by Gilead Sciences, Inc. on January 29, 2004

ITEM 12.                                              RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 29, 2004, Gilead Sciences, Inc., a Delaware corporation, issued a press release announcing earnings for the quarter and year ended December 31, 2003. A copy of the earnings press release is filed as Exhibit 99.1 to this report.

Each non-GAAP financial measure presented in the earnings press release is included because our management uses this information to monitor and evaluate on-going operating results and trends excluding certain items.  Our management believes the non-GAAP information is also useful for investors because the in-process research and development charge relating to the acquisition of Triangle Pharmaceuticals, Inc. in the first quarter of 2003, the reimbursement to Gilead from the settlement of a contractual dispute with a vendor in the third quarter of 2003, and the non-cash asset impairment charges and write-downs and income tax benefit in the fourth quarter of 2003 were the result of transactions that are unusual due to their nature, size and infrequency.  Consequently, excluding these items from our operating results provides users of the financial statements an important insight into our operating results and related trends that affect our core business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(registrant)

/s/John F. Milligan
John F. Milligan Executive Vice President and Chief Financial Officer

Date:       January 29, 2004

Exhibit Index

Exhibit Number	Description

99.1	Press Release, issued by Gilead Sciences, Inc. on January 29, 2004